UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2011

FOSSIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2280 N. Greenville Avenue Richardson, Texas		75082
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously announced, in 2006, three shareholder derivative lawsuits were filed in the United States District Court for the Northern District of Texas, Dallas Division (the “Court”), naming Fossil, Inc. (the “Company”) as a nominal defendant and naming all of its then current directors and certain of its current and former officers and directors as defendants. In May 2011, a Stipulation and Agreement of Settlement was filed with the Court. The Stipulation and Agreement of Settlement was given preliminary approval by the Court on May 9, 2011, and on May 10, 2011, the Court issued an order preliminarily approving the derivative settlement and providing for notice (the “Order”). Pursuant to the terms of the Order, the Company is filing the Notice of Proposed Settlement of Shareholder Derivative Action and the Stipulation and Agreement of Settlement as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Notice of Proposed Settlement of Shareholder Derivative Action

99.2	Stipulation and Agreement of Settlement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2011

FOSSIL, INC.

By:	/s/ Mike L. Kovar
Mike L. Kovar
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Notice of Proposed Settlement of Shareholder Derivative Action

99.2	Stipulation and Agreement of Settlement